SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                         ----------------------------------

                                     FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



                                 April 24, 2002
                         ----------------------------------
                          (Date of earliest event report)



                               WEYERHAEUSER COMPANY
                         ----------------------------------
                  (Exact name of registrant as specified in charter)

                 Washington             1-4825             91-0470860
                 ----------             ------             ----------
               (State or other       (Commission          (IRS Employer
               jurisdiction of       File Number)         Identification
               incorporation or                              Number)
                organization)


                        Federal Way, Washington 98063-9777
                     (Address of principal executive offices)
                                     (zip code)

               Registrant's telephone number, including area code:
                                   (253) 924-2345
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Item 5.  Other Events

On April 24, 2002, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today reported first quarter net earnings of $30 million, or 14 cents per share, that includes an after-tax extraordinary charge of $23 million, or 10 cents per share, for the deferred costs associated with the bridge financing of the acquisition of Willamette Industries. Earnings for the quarter also include nonrecurring after-tax charges of $17 million associated with the closure of three facilities and an after-tax benefit of $12 million from the reversal of previously accrued countervailing duties (CVD).

This compares with $107 million, or 49 cents per share, for the first quarter last year. Results for first quarter 2001 include a nonrecurring after-tax charge of $26 million associated with the decision to outsource certain information technology services as part of the company's program to streamline support services and a $6 million after-tax charge for amortization of goodwill.

Excluding extraordinary and nonrecurring charges, 2002 first quarter earnings were $58 million, or 27 cents per share, compared with $139 million, or 63 cents per share, for the same period last year.

Net sales for the first quarter 2002 were $4 billion compared with $3.6 billion for first quarter last year.

Weyerhaeuser said its 2002 results include Willamette operations since Feb. 12.

"The first quarter was a significant one for Weyerhaeuser," said Steven R. Rogel, chairman, president and chief executive officer. "We began the process of building a global leader in our industry by completing the acquisition of Willamette and then undertaking an integration effort that is proceeding smoothly. We are already capturing identifiable synergies from the transaction and are confident we will achieve at least $300 million in annual synergies at the end of three years.

"At the same time, we remained focused on our ongoing operations by striving to continue to improve our performance, taking the necessary steps to balance our production to market demands, and maintaining our attention to meeting the needs of customers," Rogel said. "It is a tribute to the employees of the combined companies that we were able to achieve as much as we did during the quarter in light of the challenging market conditions we faced."

Results for the first quarter by segment were:

.. Timberlands reported earnings of $119 million compared with $141 million last year. Earnings decreased as export log markets remained weak due to the continued sluggishness of the Japanese economy. Weyerhaeuser expects the export log markets to remain under competitive pressure throughout the second quarter. Domestic markets, which strengthened during the first quarter, are expected to modestly improve during the second quarter due to seasonal lumber demand.
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.. Wood Products reported earnings of $9 million compared with a loss of $33 million for the same period last year. A $18 million pre-tax reversal of an accrual for the CVD associated with Canadian lumber was offset by $17 million in pre-tax charges associated with the permanent closure of an oriented strand board (OSB) facility in Canada. Prices for softwood lumber and OSB strengthened during the quarter, as demand stayed strong for both product lines. The uncertainty regarding the imposition of duties on Canadian lumber is expected to affect the softwood lumber market in the second quarter. Markets for wood products should improve from first quarter levels due to seasonal factors.

.. Pulp, paper and packaging earnings were $59 million compared with $167 million in the first quarter of 2001. A $10 million pre-tax charge for the closure of two packaging facilities, combined with lower prices for all the company's major product lines contributed to the decrease. To balance production with market demand, the company took downtime in a number of pulp, paper and containerboard mills during the first quarter. Pulp and paper prices appeared to stabilize late in the quarter and Weyerhaeuser expects to see some modest improvement in these prices during the second quarter. Packaging shipments are expected to improve during the second quarter, but pricing is not expected to improve.

.. Real estate and related assets reported earnings of $91 million compared with $69 million for the first quarter of 2001. Improved results are attributed to increased closings across all markets, a result of increased product offerings as well as favorable winter weather. Second quarter earnings are expected to be lower because of fewer closings of homes and residential lots.

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The company will hold a live conference call on April 24 at 8 a.m. PDT (11 a.m.
EDT) to discuss first quarter results.

To access the conference call, listeners calling from within North America should dial 1-877-461-2814 at least 15 minutes prior to the start of the conference call. Those wishing to access the call from outside North America should dial 1-416-695-9757. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at 1-888-509-0081 within North America and at 1-416-695-9728 from outside North America.

The call may also be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link. Weyerhaeuser Company (NYSE: WY), one of the world's largest integrated forest products companies, was incorporated in 1900. In 2001, sales were $14.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.
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This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; performance of the company's manufacturing operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from terrorist activity, fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar and the Euro, and restrictions on international trade or tariffs imposed on imports, including the countervailing and anti-dumping duties imposed on the company's softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

                                      # # #

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  WEYERHAEUSER COMPANY


                                           By /s/ Steven J. Hillyard
                                              ------------------------------
                                              Its: Vice President and
                                                   Chief Accounting Officer
Date:  April 25, 2002
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